Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made effective as of December 8, 2025 (the “Effective Date”), by and between Q/C Technologies, Inc. (the “Company”) and Ocean Avenue Holdings LLC (the “Consultant”) (collectively, the Company and the Consultant, shall be referred to as the “Parties” or individually as a “Party”).

WHEREAS, the Consultant is in the business of providing consulting services to public companies as an entity;

WHEREAS, the Consultant shall provide consulting services to the Company as provided in this Agreement; and

WHEREAS, the Parties desire to enter into this Agreement, pursuant to which the Consultant will provide consulting services to the Company, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Parties, intending to be legally bound, hereby agree as follows:

A. Engagement

The Consultant shall provide the Services defined below in Section C herein for the Company. In this capacity, the Consultant agrees to devote the Consultant’s best efforts, energy and skill to the full discharge of the Consultant’s duties and responsibilities.

B. Term

1. Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue through the twelve (12) month anniversary of the Effective Date, unless earlier terminated pursuant to Section B(2) hereof or upon the mutual written consent of the Parties (the “Term”). The term of this Agreement shall be extended for additional terms upon mutual written consent.

2. Termination. The Consultant or the Company may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within ten (10) calendar days after receipt of written notice of such breach. For purposes of clarity, a material breach shall include, without limitation, the Consultant’s failure to provide the Services contemplated hereunder on a timely and reasonably satisfactory basis.

C. Services to be Performed

1. Services. During the Term of this Agreement, the Consultant shall assist the Company in general consulting activities including, but not limited, evaluating companies and making related introductions, analyzing technologies and operations, reviewing and advising on potential acquisitions, introducing the Company to key opinion leaders and other industry experts, introducing prospective members of the Board of Directors of the Company, and any other consulting or advisory services which the Company reasonably requests that Consultant provide to the Company (the “Services”). The Services rendered pursuant to this Agreement shall be rendered to the Executive Chairman of the Board of Directors of the Company (the “Board”).

D. Compensation for Services

1. Compensation. In consideration of the Services to be performed by the Consultant under this Agreement, the Company will pay the Consultant during the Term as follows:

a)	Monthly Payment. During the Term, the Company will pay the Consultant a flat rate monthly payment of $12,500 per month ($150,000 annually) payable in arrears on a monthly basis (such fee to be prorated in the event the first month or last month of the Services provided begins on a date other than the first of the month or ends on a date other than the last day of the month).
b)	Warrants. The Company shall issue to the Consultant, warrants to purchase up to 212,500 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an exercise price of $5.097 per share, based on the average of the closing prices of the last seven (7) preceding days of the Effective Date and vesting in four (4) substantially equal installments on the quarterly anniversaries of the Effective Date, provided that the Consultant continues to provide services to the Company through such applicable vesting dates, and which shall expire on the five (5) year anniversary of the issuance date and shall be subject to the terms and conditions of the form of warrant attached hereto as Exhibit A (the “Warrants”). The Company shall provide a PDF copy of the executed Warrants upon execution of this Agreement. The Consultant further represents, warranties and covenants to the Company that (i) the Consultant is an Accredited Investor (as defined under the Securities Act of 1933, as amended (the “Act”)), and is acquiring the Warrants for investment purposes and not with a view towards distribution, (ii) understands and agrees that the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are “restricted securities” as defined under Rule 144 of the Act and will contain a standard restrictive legend and may only be sold and/or transferred pursuant to an effective registration statement covering the resale of such Warrants and/or Warrant Shares or pursuant to an exemption from the registration requirements of the Act, (iii) the Consultant is not acquiring the Warrants following any solicitation by the Company related to either the Warrants or the Warrant Shares, (iv) the Consultant is acquiring the Warrants and any Warrant Shares as principal for the Consultant’s own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrants or any of the Warrant Shares, and (v) the Consultant has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment.
c)	Restricted Stock. The Company shall grant to the Consultant 212,500 restricted shares, which shall vest in four substantially equal installments on the quarterly anniversaries of the Effective Date, provided that the Consultant continues to provide services to the Company through such vesting date and shall be subject to the terms and conditions of the form of restricted stock award agreement attached hereto as Exhibit B.

2. Entire Compensation. The Consultant acknowledges that the compensation and expense reimbursements provided in Section D(1) above constitutes the sole and entire compensation and reimbursements payable for the Services and the provision of the Services of the Consultant, and the Parties specifically agree that no other compensation, benefits or reimbursements of any other nature shall be paid or payable to the Consultant as a result of the provision of Services hereunder.

E. Nondisclosure of Confidential and Proprietary Information.

1. Obligation to Maintain Confidentiality. The Consultant acknowledges that it will have access to and possession of trade secrets, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its parents, subsidiaries, and affiliates and their respective business relations. The Consultant recognizes and acknowledges that this Confidential Information is valuable, special, and unique to the Company’s business, and that access thereto and knowledge thereof are essential to the Consultant’s performance of Services. During the Term and thereafter, the Consultant will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information, except at the request of the Company. The Consultant will use no less than a reasonable standard of care to prevent disclosing to third parties any Confidential Information. This Section shall not preclude the Consultant from the use or disclosure of any and all information known generally to the public or from disclosure of information required by law or court order, provided that the Company is reasonably notified of any such disclosure required by law or court order in order for the Company to seek a protective order and after all reasonable remedies for maintaining the Confidential Information in confidence have been examined, is afforded the opportunity, to the extent practicable, to dictate the manner and timing of any such disclosure.

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2. Third Party Information. The Consultant further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Term and thereafter, the Consultant will hold Third Party Information in the strictest confidence and will not disclose Third Party Information to anyone (other than Company personnel who need to know such information in connection with the Consultant’s work for the Company) or use Third Party Information, except in connection with the services required under this Agreement for the Company, unless expressly authorized by the Company in writing.

3. Treatment and Ownership of Confidential Information. The Consultant shall store and maintain all Confidential Information in a secure place. Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company. Upon termination or expiration of the Term, the Consultant shall not make further use of any Confidential Information.

4. Use of Information of Prior Employers. At no time will the Consultant improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom the Consultant has an obligation of confidentiality, or bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Consultant has an obligation of confidentiality unless consented to in writing by that former employer or person and agreed to by the Company.

5. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, the Company hereby provides notice the Consultant hereby acknowledges that the Consultant may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if the Consultant files a lawsuit or other court proceeding against the Company for retaliating against the Consultant for reporting a suspected violation of law, the Consultant may disclose the trade secret to the attorney representing the Consultant and use the trade secret in the court proceeding, so long as the Consultant files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

6. Return of Company Property. Upon any termination of this Agreement, the Consultant will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all Confidential Information, devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns. The Consultant expressly acknowledges and agrees that any property situated on the Company’s premises and owned by the Company (including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas) is subject to inspection by Company personnel at any time with or without notice.

F. Intellectual Property and Other Matters. The Consultant shall not use or disclose any property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. The Consultant represents that there is no law or other legal prohibition that would preclude the Consultant from providing the Services to the Company pursuant to this Agreement. The Consultant agrees that Consultant’s obligations under this Section F shall continue after the termination of this Agreement.

G. Legal and Equitable Remedies. Because the Consultant’s services are personal and unique and because the Consultant has and will continue to have access to, and become acquainted with, Confidential Information, the Consultant expressly acknowledges and agrees that (1) a breach or threatened breach of any of Sections E or F by the Consultant would result in irreparable harm for which money damages would be an inadequate remedy, and (2) the Company will have the right to enforce Sections E and F and any of its provisions by injunction, restraining order, specific performance or other injunction relief, without posting a bond or other security, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. The Company’s remedies under this Section G are not exclusive and shall not prejudice or prohibit any other rights or remedies under this Agreement or otherwise.

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H. Indemnification

1. The Consultant shall not be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense (collectively, a “Loss”) arising out of or in connection with the performance of services contemplated by this Agreement, unless such Loss shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of the Consultant. In no event will any of the Parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims (as defined below) relating to the Services which may be provided by the Consultant. The Company and its subsidiaries shall defend, indemnify and hold harmless the Consultant from and against any and all Losses arising from any claim by any person with respect to, or in any way related to, this Agreement (including attorneys’ fees) (collectively, “Claims”) resulting from any act or omission of either of the Company other than for Claims which are a result of gross negligence, bad faith or willful misconduct by the Consultant. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company or its subsidiaries and the Consultant or in which the Consultant may be included with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by the Consultant, except that if such damage is the result of gross negligence, bad faith or willful misconduct by the Consultant then the Consultant shall reimburse the Company and its subsidiaries for the reasonable costs of defense and other costs incurred by the Company and its subsidiaries (including any losses as a result of such actions).

2. The Parties further agree that they shall not, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which defense and/or indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Party seeking defense and/or indemnity from all liability arising out of such claim, action, suit or proceeding.

3. The Party seeking defense or indemnification hereunder shall: (i) promptly notify the other Party of the matter for which defense or indemnification is sought; (ii) subject to the immediately preceding sentence of this paragraph, provide the other Party with sole control over the defense and/or settlement thereof, including but not limited to the selection of counsel; and (iii) at the request of the Party providing defense and/or indemnification, fully cooperate in the provision of full and complete information and reasonable assistance with respect to the defense of such matter.

I. Survival

The obligations of the Parties pursuant to Sections E, F, and H shall survive the Termination of this Agreement, regardless of the reason for such Termination, along with any and all other provisions that expressly provide for survival of Termination.

J. Relationship of the Parties; Independent Contractor Status

The Parties agree that the relationship created by this Agreement is one of an independent contractor. The Parties further agree that the Consultant, are not and shall not be considered employees of the Company and are not and shall not be entitled to any of the rights and/or benefits that the Company provides for the Company’s employees (including any employee pension, health, vacation pay, sick pay or other fringe benefits offered by the Company under plan or practice) by virtue of the Services being rendered by the Consultant or otherwise. The Consultant is responsible for all taxes, if any, imposed on it in connection with its performance of Services under this Agreement, including any federal, state and local income, sales, use, excise and other taxes or assessments thereon.

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K. Binding Nature; Assignments

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, representatives, administrators, heirs, executors and permitted assigns, except that the duties the Consultant are personal and shall not be assigned or subcontracted without the Company’s prior written consent and any purported assignment without such written consent shall be deemed void and unenforceable.

L. Entire Agreement; Amendments

This Agreement contains the entire understanding between the Parties with respect to its subject matter and supersedes all previous negotiations, agreements or understandings between the Parties, whether written or verbal. This Agreement may not be amended or modified, except in writing, executed by duly authorized representatives of the Parties hereto.

M. Counterparts

This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

N. Governing Law; Consent to Jurisdiction and Venue

This Agreement shall be governed by the internal laws of the State of Delaware without regard to choice of law principles. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts of the State of New York located in the New York County, and of the United States District Court of the Southern District of New York and the Parties agree to submit to the personal jurisdiction and venue in these courts. Each Party waives the right to a trial by jury in any such dispute. The prevailing or non-dismissing Party in any such dispute shall be entitled to reimbursement of all reasonable expenses, including court costs and attorney fees incurred in good faith.

O. Notices

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally to the Party to receive the same, (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, or (iii) when transmitted by electronic mail, in each case addressed to the Party to receive the same at his or its address set forth below, or such other address as the Party to receive the same shall have specified by written notice given in the manner provided for in this Section O:

If to the Company:	Q/C Technologies, Inc.
1185 Avenue of the Americas, 3rd Floor
New York, NY 10036
Attn: Joshua Silverman
Title: Executive Chairman

If to the Consultant:	To the Consultant at the most recent address in the Company’s records.

P. Severability

If any provision of this Agreement is found to be invalid or unenforceable for any reason by a court of competent jurisdiction, that provision shall be stricken from this Agreement and that finding shall not invalidate any other terms of this Agreement, which terms shall remain in full force and effect according to the surviving terms of this Agreement. In such an event, the Parties shall negotiate with one another to agree on a provision which the Parties would have agreed if they had known of the defect when they signed this Agreement, in order to achieve the same commercial outcome and objectives of this Agreement that were intended upon its execution.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

The Company:

Q/C Technologies, Inc.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Executive Chairman

THE Consultant:

Ocean Avenue Holdings LLC

By:	/s/ Martin Shkreli
Name:	Martin Shkreli

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Exhibit A

Form of Warrant

[Provided separately]

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Exhibit B

Form of Restricted Stock Award Agreement

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Q/C TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

1. Grant of Award. to the terms of this Restricted Stock Award Agreement (this “Agreement”) and in exchange for services rendered or to be rendered to Q/C Technologies, Inc. (f/k/a TNF Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), the Company hereby grants to

_________Ocean Avenue Holdings LLC________

(the “Grantee”)

an award of 212,500 Shares (defined below) of restricted common stock of the Company (the “Awarded Shares”). The “Date of Grant” of this award is December __, 2025.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

a. “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company; and (ii) any entity in which the Company has a significant equity interest.

b. “Applicable Laws” shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which Shares of the Company’s common stock are listed or quoted and the Applicable Laws of any foreign country or jurisdiction where equity awards are, or will be, granted by the Company.

c. “Board” shall mean the Board of Directors of the Company.

d. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

e. “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer this Agreement.

f. “Director” shall mean a member of the Board.

g. “Fair Market Value” shall mean, as of a particular date, (a) if the Shares are listed on any established national securities exchange, the closing sales price per Share of common stock on the consolidated transaction reporting system for the principal securities exchange for the common stock on that date (as determined by the Committee, in its discretion), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of common stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of common stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the common stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc. (previously known as the National Quotation Bureau, Inc.); or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an independent third party, should the Committee elect in its sole discretion to utilize an independent third party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

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h. “Service Provider” shall mean an employee, Director, or consultant that provides services to the Company.

i. “Shares” shall mean shares of common stock of the Company, $0.001 par value per share, of the Company or such other securities or property as may become subject to this Agreement pursuant to an adjustment made under Section 10 of this Agreement.

3. Vesting. Except as specifically provided in this Agreement, the Awarded Shares shall vested as follows:

a. 25% of the total Awarded Shares (rounded down for any fractional shares) shall vest on the first quarterly anniversary of the Date of Grant, provided the Grantee is employed by (or if the Grantee is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b. 25% of the total Awarded Shares (rounded down for any fractional shares) shall vest on the second quarterly anniversary of the Date of Grant, provided the Grantee is employed by (or if the Grantee is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c. 25% of the total Awarded Shares (rounded down for any fractional shares) shall vest on the third quarterly anniversary of the Date of Grant, provided the Grantee is employed by (or if the Grantee is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

d. The remaining Awarded Shares shall vest on the fourth quarterly anniversary of the Date of Grant, provided the Grantee is employed by (or if the Grantee is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, upon the occurrence of (i) a Change in Control (as defined in the Q/C Technologies, Inc. Long-Term Incentive Plan), or (ii) a termination of service due to death or total and permanent disability, all the unvested Awarded Shares not previously vested shall become immediately vested.

4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date the Grantee ceases to be a Service Provider for any reason. Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5. Restrictions on Awarded Shares. Subject to the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Grantee shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign, or otherwise encumber any of the Awarded Shares that have not vested. Except for these limitations, the Company may, in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the date of this Agreement, such action is appropriate.

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6. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms of a Restricted Stock Award Agreement, by and between the Company and the Grantee, a copy of which is on file at the principal office of the Company in New York, NY. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said agreement.”

The following legend shall be inserted on a certificate evidencing Shares issued pursuant to this Agreement if the Shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Grantee shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Grantee or shall register the Awarded Shares in the Grantee’s name, free of restriction pursuant to this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4.

8. Rights of a Shareholder. Except as provided in Section 4 and Section 5 above, the Grantee shall have, with respect to the Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any dividends thereon.

9. Voting. The Grantee, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

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10. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Q/C Technologies, Inc. Long-Term Incentive Plan.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for a breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. Grantee’s Representations. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all Applicable Laws, rules, and regulations.

13. Investment Representation. Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

a. The Grantee acknowledges that the Awarded Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Company’s reliance on an exemption from the Securities Act depends, in part, upon the truth and accuracy of the Grantee’s representations set forth herein.

b. The Grantee is acquiring the Awarded Shares for its own account, for investment purposes only, and not with a view to the distribution, resale, or other disposition not in compliance with the Securities Act and applicable state securities laws.

c. The Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

d. The decision of the Grantee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Grantee.

e. The Grantee recognizes and understands that the Awarded Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement or an available exemption, it must hold such Awarded Shares indefinitely. The Grantee further acknowledges that Rule 144 promulgated under the Securities Act may not be applicable to the Awarded Shares and understands that the Company will not be obligated to make the filings and reports, or make publicly available the information, which is a condition to the availability of Rule 144. The Grantee further recognizes that the Company is under no obligation to register the Awarded Shares or to comply with any exemption from such registration. The Grantee understands that the certificates representing the Awarded Shares may carry one or more legends incorporating such restrictions.

f. The Grantee acknowledges that it is a sophisticated investor, having such knowledge and experience in financial and business matters as to be capable of making an informed investment decision with respect to the acquisition of the Awarded Shares and that he has the financial wherewithal to absorb the loss of any investment in the Awarded Shares.

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g. The Grantee acknowledges receipt of all information it considers necessary or appropriate for deciding and evaluating the merits and risks of its acquiring and holding the Awarded Shares. The Grantee acknowledges that it has had an opportunity to ask questions and to receive answers from the Company regarding the Awarded Shares and the business properties, prospects, and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

h. The Grantee acknowledges that applicable securities laws provide restrictions on the ability of stockholders to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber their Awarded Shares and places certain other restrictions on the Grantee.

14. Grantee’s Acknowledgments. The Grantee hereby acknowledges and agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee, officer, consultant, independent contractor, or Director, or to interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Grantee as a Service Provider at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement, or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

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21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto.

22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Q/C Technologies, Inc.

1185 Avenue of the Americas, Suite 249

New York, NY 10036

b. Notice to the Grantee shall be addressed and delivered to the most recent address in the Company’s records.

25. Tax Requirements. The Grantee is hereby advised to consult immediately with the Grantee’s own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Grantee agrees that if the Grantee makes such an election, the Grantee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Grantee acknowledges and agrees that the Grantee is an outside contractor and is not an employee and the Grantee shall be solely responsible for withholdings and payment of any and all federal, state, local, or other taxes required to be withheld or paid in connection with this award.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

Q/C TECHNOLOGIES, INC.

By:
Name:	Joshua Silverman
Title:	Executive Chairman

GRANTEE:

OCEAN AVENUE HOLDINGS LLC

Signature

Name:	Martin Shkreli

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